UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Powell Industries, Inc. (the “Company”) held on February 20, 2019 (the “Annual Meeting”), the Company’s stockholders (i) re-elected Brett A. Cope, Thomas W. Powell and Richard E. Williams as directors of the Company with terms scheduled to expire in fiscal year 2022 or until their successors are duly elected and qualified and (ii) approved, on an advisory basis, the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2019. The other directors of the Company continuing in office are Christopher E. Cragg, Perry L. Elders, Bonnie V. Hancock, James W. McGill and John D. White.

The following describes the results of the voting at the Annual Meeting:

Proposal No. 1: Election of directors

Nominee	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Brett A. Cope	9,398,293	—	91,450	—	—
Thomas W. Powell	9,390,054	—	99,689	—	—
Richard E. Williams	9,291,705	—	198,038	—	—

Proposal No. 2: “Say-on-Pay” advisory vote

Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
9,280,024	204,464	—	3,255	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: February 22, 2019	By:	/s/ Michael W. Metcalf
Michael W. Metcalf Executive Vice President Chief Financial Officer (Principal Financial Officer)